Exhibit 10.4

P.O. Box 4000, Route 206 & Province Line Road, Princeton, NJ 08543-4000

June 18, 2010

Pamela A. Simonton

Executive Vice President and General Counsel

Exelixis, Inc.

170 Harbor Way

P.O. Box 511

South San Francisco, CA 94083-0511

Re:	Additional Terms Re: Termination of Collaboration Agreement Re: XL184

Dear Ms. Simonton:

Reference is hereby made to that certain Collaboration Agreement (the “Agreement”) dated as of December 11, 2008, by and between Exelixis, Inc., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (“Exelixis”), and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, NY 10154 (“BMS”). Capitalized terms used in this letter agreement (this “Letter”) that are not otherwise defined herein shall have the meanings given to them in the Agreement.

This Letter is intended to set forth the Parties’ mutual understandings with respect to the termination of the Agreement with respect to XL184, pursuant to that certain Letter, dated as of the date hereof, from BMS to Exelixis (the “Termination”).

The Parties hereby agree to the following terms relating to the Termination:

1. Effective Date of Termination. The Parties hereby agree that the Termination shall be deemed to be effective as of June 18, 2010 (the “Termination Date”).

2. Cost-Sharing and Payment. BMS will be responsible for its share of Development Costs relating to XL184 that were incurred prior to the Termination Date in accordance with the terms of the Agreement. BMS shall pay to Exelixis, no later than July 1, 2010 the amount of Seventeen Million U.S. Dollars ($17,000,000). Exelixis will be responsible for one hundred percent (100%) of Development Costs relating to XL184 that are incurred beginning July 1, 2010. There will be no additional payments or reimbursement by either Party relating to Development Costs for XL184 during the period beginning on (and subsequent to) the Termination Date.

3. No Press Release by BMS. BMS shall not make a press release relating to the Termination; provided, that BMS may respond to media or investor inquiries relating to the Termination, and may otherwise disclose any material information relating to the Termination pursuant to the proviso set forth in Section 10.5 of the Agreement.

If you are in agreement with the terms and conditions of this Letter, please execute and return the enclosed duplicate copy of this Letter.

Sincerely,

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Jeremy Levin
Title:	SVP

ACKNOWLEDGED AND AGREED
as of June 20, 2010

EXELIXIS, INC.

By:	/s/ Pamela A. Simonton
Title:	EVP & General Counsel
Pamela A. Simonton

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